Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:       Linda Thrasher, 763-577-2864

INVESTOR CONTACT: Douglas Hoadley, 763-577-2867

THE MOSAIC COMPANY ANNOUNCES INTENT OF ITS SUBSIDIARIES TO OFFER TO

PURCHASE APPROXIMATELY $1.5 BILLION OF SENIOR NOTES AND

DEBENTURES

PLYMOUTH, MN, October 30, 2006 – The Mosaic Company (NYSE:MOS) today announced that its subsidiary Mosaic Global Holdings Inc. intends to soon launch tender offers to purchase for cash any and all of its 6.875% Debentures due 2007, 10.875% Senior Notes due 2008, 11.250% Senior Notes due 2011, and 10.875% Senior Notes due 2013, and that its subsidiary Phosphate Acquisition Partners L.P. intends to soon launch a tender offer to purchase for cash any and all of its 7% Senior Notes due 2008. The outstanding principal amounts of the Senior Notes and Debentures of Mosaic Global Holdings are: $150 million of 6.875% Debentures due 2007, $394.9 million of 10.875% Senior Notes due 2008, $403.5 million of 11.250% Senior Notes due 2011, and $399.6 million of 10.875% Senior Notes due 2013. The outstanding principal amount of the 7% Senior Notes due 2008 of Phosphate Acquisition Partners is $150 million. Concurrently, solicitations of consents will be made for the purpose of removing substantially all of the restrictive covenants from the indentures pursuant to which the Senior Notes and Debentures were issued.

The consummation of the tender offers will be subject to several conditions, including the receipt of net proceeds from financings sufficient to pay for the Senior Notes and Debentures accepted in the tender offers.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The tender offers and consent solicitations will be made solely by means of Offers to Purchase and Consent Solicitation Statements to be distributed to registered holders of the debt securities at the commencement of the tender offers.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. For the global agriculture industry, Mosaic is a single source of phosphates, potash, nitrogen fertilizers and feed ingredients. More information on the company is available at www.mosaicco.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include, among other things, statements about our expectations, beliefs, intentions or strategies for the future, statements concerning our future operations, financial condition and prospects, and any statement of assumptions underlying any of the foregoing. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “predict,” “project” or “should.” The forward-looking statements contained herein reflect our current views with respect to future events, are based on information currently available to us and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; the ability to successfully integrate the former operations of Cargill Crop Nutrition and IMC Global Inc. and the ability to fully realize the expected cost savings from their business combination within expected time frames; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; realization of management’s expectations regarding reduced raw material or operating costs, reduced capital expenditures and improved cash flow and anticipated time frames for the closures and the ability to obtain any requisite waivers or amendments from regulatory agencies with oversight of The Mosaic Company or its phosphate business; accidents involving our operations, including mine fires, floods and potential explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

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